Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-166208) pertaining to the Quicksilver Resources Inc. 401(k) Plan, as amended,

(2)	Registration Statement (Form S-8 No. 333-134430) pertain to the Quicksilver Resources Inc. 2006 Equity Plan,

(3)	Registration Statement (Form S-8 No. 333-91526) pertaining to the Quicksilver Resources Inc. 401(k) Plan,

(4)	Registration Statement (Form S-8 No. 333-161235) pertaining to the Quicksilver Resources Inc. Third Amended and Restated 2006 Equity Plan,

(5)
Registration Statement (Form S-8 No. 333-116180) pertaining to the Quicksilver Resources Inc. Amended and Restated 1999 Stock Option and Retention Stock Plan and Amended and Restated 2004 Non-Employee Director Equity Plan,

of our reports dated March 14, 2014, with respect to the consolidated financial statements of Quicksilver Resources Inc. and the effectiveness of internal control over financial reporting of Quicksilver Resources Inc. included in this Annual Report (Form 10-K) of Quicksilver Resources Inc. for the year ended December 31, 2013.

/s/ ERNST & YOUNG LLP

Fort Worth, Texas
March 17, 2014